AngioDynamics Contacts:
AngioDynamics, Inc.	Lippert/Heilshorn & Associates, Inc.
Joe Gerardi, Chief Financial Officer	Kim Sutton Golodetz (kgolodetz@lhai.com)
(800) 772-6446 x115	(212) 838-3777
www.angiodynamics.com	Bruce Voss (bvoss@lhai.com)
(310) 691-7100

ANGIODYNAMICS SETS DATES FOR

STOCKHOLDERS’ CONSIDERATION OF RITA MEDICAL SYSTEMS

ACQUISITION

QUEENSBURY, N.Y. (December 22, 2006) – AngioDynamics, Inc. (NASDAQ: ANGO) announced today that a special meeting of stockholders will be held on January 29, 2007, at which stockholders of record at the close of business on December 21, 2006 will be entitled to vote upon a proposal to approve the issuance of common stock of AngioDynamics. The proposal is being made pursuant to the previously announced Agreement and Plan of Merger, dated as of November 27, 2006, as amended on December 7, 2006, by and among AngioDynamics, Royal I, LLC, a wholly owned subsidiary of AngioDynamics, and RITA Medical Systems, Inc. (NASDAQ: RITA).

The January 29, 2007 special meeting will be held at 9:00 a.m., local time, at the Fremont Marriott, 46100 Landing Parkway, Fremont, California 94538. AngioDynamics' Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the issuance of common shares pursuant to the Merger Agreement.

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative medical devices used by interventional radiologists, vascular surgeons and other physicians for the minimally invasive diagnosis and treatment of peripheral vascular disease. AngioDynamics designs, develops, manufactures and markets a broad line of therapeutic and diagnostic devices that enable interventional physicians, such as interventional radiologists, vascular surgeons and others, to treat peripheral vascular diseases and other non-coronary diseases. The company's diverse product line includes angiographic products and accessories, dialysis products, vascular access products, PTA products, drainage products, thrombolytic products and venous products. More information is available at www.angiodynamics.com.

Forward-Looking Statements

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “predict,” "project," “might,” “expect,” “believe,” “anticipate,” "plan," “intend,” "potential," “could,” “would,” "should," “estimate,” "seek," “continue,” “pursue,” or "our future success depends," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of AngioDynamics and RITA and AngioDynamics' anticipated acquisition of RITA. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of AngioDynamics and RITA may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission, including AngioDynamics' Form 10-K for the fiscal year ended June 3, 2006 (the "Angio 2006 10-K") and Rita's Form 10-K for the year ended December 31, 2005: financial community and rating agency perceptions of AngioDynamics and RITA; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; the ability to timely and cost-effectively integrate RITA into AngioDynamics' operations; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. AngioDynamics and RITA disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Additional Information about the Acquisition and Where to Find It

In connection with AngioDynamics' proposed acquisition of RITA (the “Acquisition”), RITA and AngioDynamics have filed relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that contains a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF ANGIODYNAMICS AND RITA ARE URGED TO READ THE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANGIODYNAMICS, RITA AND THE ACQUISITION. The proxy statement, prospectus and other relevant materials, and any other documents filed by AngioDynamics or RITA with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AngioDynamics or RITA by directing a written request to: AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804, Attention: Chief Financial Officer or RITA Medical Systems, Inc., 46421 Landing Parkway, Fremont, California 94538, Attention: Corporate Secretary. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials before making any voting or investment decision with respect to the Acquisition.

AngioDynamics, RITA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RITA and AngioDynamics in connection with the Acquisition. Information about those executive officers and directors of AngioDynamics and their ownership of AngioDynamics common stock is set forth in the Angio 2006 10-K, and the proxy statement for AngioDynamics' 2006 Annual Meeting of Stockholders, which was filed with the SEC on September 22,

2006. Information about the executive officers and directors of RITA and their ownership of RITA common stock is set forth in the proxy statement for RITA's 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of AngioDynamics, RITA and their respective executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

# # #